EXHIBIT 99.1

Changing the Way Diabetes is Treated

Safe Harbor Statement - This presentation and the attendant discussion include forwardlooking statements, including statements regarding the efficacy and intended utilization of, and development timelines for, the Company’s products. Such statements are only predictions and estimates, and actual results could vary. For a discussion of factors that could cause actual results to vary from these forward-looking statements, please see the risk factors outlined in our periodic and other reports as filed with the SEC. None of the described development-stage products has been approved by the U.S. Food and Drug Administration or any international regulatory agency.

Diabetes Facts: 194 million people worldwide*   330 million by 2025*   Fourth cause of death in developed countries**   3.2 million deaths every year**   US prevalence:  1.5-2.0 million insulin dependent type 1   16-19 million people with type 2  Cost:   5-10% world’s healthcare budget is spent on diabetes*   $132B / year in US (predominantly due to complications)   $10,000 /year/patient with diabetes  *International Diabetes Foundation  ** World Health Organization

Current Treatment for Diabetes  Multiple daily injections  Constraints on lifestyle flexibility Fingerstick daily glucose monitoring Often poor blood glucose control  Long-term complications such as kidney failure, blindness, heart attack, stroke, amputations, sexual dysfunction

Successful Human Islet Transplantation Edmonton studies  Human islet transplant Immunosuppressive regimens Majority of cases, quality of life enhanced  Shortcomings of technology  Limited supply of human islets  Long-term immunosuppression required

MicroIslet’s Product: Encapsulated Porcine Islets Antibodies blocked Glucose, oxygen & other nutrients diffuse freely Insulin diffuses freely Lymphocytes blocked Alginate coating Islet

Transplant Procedure Encapsulated islets transplanted into abdomen using minimally invasive procedure.

MicroIslet’s Solution Exclusive agreement with Mayo Clinic for Designated Pathogen Free (DPF) porcine islets Proprietary method of isolating highly viable and functional islets Proprietary encapsulation technology to protect islets from host’s immune system No long term immunosuppression required Minimally invasive transplant procedure Possibility to re-transplant patients, as needed

Target Markets High-risk patient population Kidney transplant patients (0.25M) Poorly controlled, complicated T1DM (0.7M) Patients with less risk Insulin-treated T1DM, treatment option (0.75M) Other Late-stage, insulin requiring Type 2 DM (2-4M)

End Stage Renal Disease (ESRD) and Diabetes - Diabetes is the leading cause of ESRD, accounting for 44% of new cases in US 100,000 new cases of ESRD are reported annually in US 20-40% of people with Type 1 diabetes develop ESRD by the age of 50 Source: National Kidney and Urologic Disease Information Clearinghouse, 2006

New Treatment Option for Diabetics with ESRD MicroIslet will target kidney transplant recipients as a gateway clinical application Several advantages of this target market: Patient benefit better diabetes control improved kidney graft survival improved patient survival Potential health insurance coverage (Medicare and private) Potential orphan drug status

Kidney Graft Survival in US Kidney: Living Donor Kidney-Pancreas (SPK) Kidney: Deceased Donor Source: OPTN, 2005 Annual Report

Patient Survival Rate in US Kidney: Living Donor Kidney-Pancreas (SPK) Kidney: Deceased Donor Source: OPTN, 2005 Annual Report

Existing Islet/Kidney Transplant Data

Kidney Transplants in US 150,000 people are living with kidney transplants 57,910 people were on the waiting list in 2004 15,671 transplants were performed in 2004 Transplant rate has been increasing 4-6% annually in recent years Excellent 1st year patient survival rates Living Donor = 98% Deceased Donor = 91% Source: OPTN, 2005 Annual Report

1st Year Transplantation Cost Comparison 1st Year Maintenance Cost Transplantation Cost (organs, hospital, physician) Source: Milliman Research Report, 2005 Organ Procurement Component Pancreas = $67,200 Kidney = $50,800

Preclinical and Clinical Program

Development Plan


Rodent Studies
Immuno-deficient
Completed
Rodent Studies
Immune Competent
Completed
Non-Human Primates Studies
In-process
Human Trials
Allotransplantation
(Human Islets)
Q4 '07
Human Trials
Xenotransplantation
Q4 '08

Porcine Islets in Immuno-deficient Mice Transplantation Graft Removal Immunodeficient mice (NOD SCID) MicroIslet-The Scripps Research Institute

Porcine Islets in Immuno-competent Mice Immunocompetent Mice (C57BL6) MicroIslet-The Scripps Research Institute

Porcine Islets in Primates (n=6) Blood glucose range pre- and post-transplant approx. 200- Blood glucose range pre- and post-transplant approx. 200- Blood glucose range pre- and post-transplant approx. 200-300 mg/dL

Primate Glucose Tolerance Test: IVGTT Time post glucose injection (min)

Human Clinical Studies Allo Program: Human Islets Limited clinical studies Establish safety and functionality of encapsulation technology Xeno Program: Porcine Islets Multi-phase trial Establish product safety and efficacy

Timeline File IND for Allo Clinical Trial Q3 ’07 Initiate Allo Clinical Trial Q4 ’07 File IND Xeno Clinical Trial Q3 ’08 Initiate Xeno Clinical Trial Q4 ’08

WHY THE MICROISLET SOLUTION? HUMAN ISLET APPROACH Limited supply Origin and timing uncertain Chronic immunosuppression (mouth ulcers, anemia, low WBCs, infections, cancer) More invasive approach Islets less pure, less stable PORCINE ISLET APPROACH Supply not limited; controllable Origin known, planning possible No requirement for chronic immunosuppression Minimally invasive approach Preparations of greater purity, higher quality, more stable

Stock Snapshot AMEX Ticker symbol MII Market Cap $ 87.8 million Share price $ 1.82 Avg. Volume (3 mo.) 80,599 / day Shares outstanding 48.25 million Cash (Sept. 1, 2006) $ 3.5 million

Investment Considerations Urgent Need Diabetes cost the U.S. an estimated $132 billion Proof of concept - research breakthrough University of Alberta-Edmonton (Edmonton Protocol) Solution - proprietary microencapsulation process Primate subjects continue to exhibit improved glycemic control over a sixmonth period High-Profile Collaborations Mayo Foundation, the University of Alberta- Edmonton, NIH, Duke University, Scripps Research Institute, City of Hope Significant Business & Investment Opportunity MII’s technologies position the Company for potential early entrance into significant end-stage renal disease transplant market